UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 26, 2016

Immunomedics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 The American Road, Morris Plains, New Jersey 07950
(Address of Principal Executive Offices) (Zip Code)

(973) 605-8200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On May 9, 2006, Immunomedics, Inc., a Delaware corporation (the “Company”), entered into a Development, Collaboration and License Agreement (the “Agreement”), by and between the Company and UCB, S.A. (“UCB”), as amended on December 27, 2011, whereby the Company licensed epratuzumab to UCB for the treatment of all autoimmune disease indications worldwide (the “Agreement”).

On February 25, 2016, UCB notified the Company that it has ceased all Development (as defined in the Agreement) of the Licensed Compound (as defined in the Agreement) and is terminating the Agreement by providing thirty-days’ notice as required by Section 14.1 of the Agreement, thereby terminating the Agreement effective as of March 26, 2016.

As a result of the Agreement’s termination, all rights to the Licensed Product revert to the Company and the parties must cooperate to transition such rights back to the Company.  In addition, UCB is required to assign and license certain rights to the Company. The parties have begun discussions regarding the transition of the Licensed Product back to the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Immunomedics, Inc., dated February 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immunomedics, Inc.

Date: February 29, 2016	By:	/s/ Cynthia L. Sullivan
Name: Cynthia L. Sullivan
Title: President and Chief Executive Officer